Exhibit 99

Jefferies Announces First Quarter 2019 Financial Results

NEW YORK--(BUSINESS WIRE)--March 28, 2019--Jefferies Financial Group Inc. (NYSE: JEF) today announced its financial results for the three months ended February 28, 2019.

Highlights for the three months ended February 28, 2019:

  Net income attributable to Jefferies Financial Group common shareholders of $45 million, or $0.14 per diluted share
  Pre-tax income of $49 million
  Jefferies Group (Investment Banking, Capital Markets and Asset Management) pre-tax income of $63 million
    Total Net Revenues of $686 million
    Total Equities and Fixed Income Net Revenues of $371 million
    Investment Banking Net Revenues of $278 million, below-normal due to the impact of market conditions in December and the shutdown of the U.S. Government in December and January
    Asset Management Revenues (before Allocated net interest1) of $39 million
  Merchant Banking pre-tax income of $20 million
    Pre-tax income of $27 million from National Beef
    Mark-to-market gain of $36 million on Spectrum Brands
    Pre-tax loss of $16 million in respect of Vitesse, reflecting an unrealized mark-to-market decrease in the value of our oil hedge portfolio of $25 million as a result of the higher oil price at the end of the period (retracing part of the $48 million gain recorded in the fourth quarter); excluding this impact, Vitesse's adjusted pre-tax income2 was $10 million.
  Repurchase of 9.6 million shares for $195 million, or an average price of $20.28 per share
  Jefferies Financial Group had parent company liquidity of $1.5 billion at February 28, 2019

Rich Handler, our CEO, and Brian Friedman, our President, said:

"We are pleased with our first quarter results as they reflect resilient and solid performance in the face of an extremely challenging environment. The trading environment was especially poor throughout December and our results in both Equities and Fixed Income are excellent considering the volatility and risk of this period. While our Investment Banking results are sub-par relative to historical standards and trend, these results are acceptable to us and not indicative of anything going forward, activity was very light during the December market downturn and this was further exacerbated by the government shutdown for five weeks to the end of January.

"With the U.S. Government open for business, the new issue markets snapped open in March and our business has resumed its more normal pace. Our current Investment Banking backlog for capital raising and mergers and acquisitions is robust and the trading environment is good. We expect to continue to reap the benefits of high quality new hires we have made across our platform, particularly in Investment Banking.

"Our Asset Management business performed well during the first quarter. Asset Management revenues for the period, before Allocated net interest1, totaled $39 million, with good performances across most of our platform.

"Investment Banking revenues were $278 million for the first quarter, $156 million lower than last year’s first quarter. During the period, industry-wide U.S. equity and leverage finance capital market activity declined by about two-thirds from first quarter levels last year3. Our Capital Markets revenues for the quarter were $105 million, down $144 million, or 58%, from the same quarter last year. Advisory revenues were $180 million, 6% lower than in the same quarter last year, and compared to an industry-wide decline of 10% in overall advisory revenues in our addressable market4 across the U.S. and Europe3.

"Total Sales and Trading revenues were $371 million for the first quarter, slightly higher than the $369 million reported for the first quarter of 2018, which was a much healthier trading environment. Both our Fixed Income and Equity businesses performed well during the period, successfully navigating the increased volatility and more muted activity levels during the early part of the quarter.

"Our Merchant Banking first quarter results reflect continued strong performance from National Beef and a mark-to-market increase in the value of our investment in Spectrum Brands, together with continuing contributions from HomeFed and Idaho Timber. We recorded pre-tax income of $27 million for the three months ended February 28, 2019 in respect of our 31% investment in National Beef. Our results for the quarter include a $36 million mark-to-market increase on our Spectrum Brands investment.

"Our first quarter results were negatively impacted by a $25 million non-cash decrease in the mark-to-market value of our oil hedge portfolio within our Vitesse investment, as oil prices recovered to $57/bbl from $51/bbl at November 30, 2018. Excluding the impact of the fair value decline, Vitesse's adjusted pre-tax income2 was $10 million. This hedge portfolio represents options and collars intended to effectively assure the sale of Vitesse's expected next one to two years' worth of oil production at prices we deem attractive.

We expect to file our Form 10-Q on or about April 9, 2019.

Amounts herein pertaining to February 28, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission ("SEC"). More information on our results of operations for the three month period ended February 28, 2019 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future and statements that are not historical facts. These forward-looking statements are usually preceded by the words "should," "expect," "intend," "may," "will," or similar expressions. Forward-looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to our strategies for future development of our businesses and products. Forward-looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained in reports we file with the SEC. You should read and interpret any forward-looking statement together with reports we file with the SEC.

Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

_____________________________
1	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity, which allocation is consistent with Jefferies Group LLC's policy of allocating such items to its business lines. Refer to Jefferies Group LLC's summary of Net Revenues by Source on page 7.
2	Vitesse's adjusted pre-tax income excluding hedging losses, a non-GAAP measure, is defined as Vitesse's pre-tax loss less unrealized hedging losses. Refer to schedule on page 9 for reconciliation to U.S. GAAP amounts.
3	Source of industry-wide U.S. equity activity and industry-wide decline in overall advisory revenues is Dealogic and source of leverage finance capital market activity is Leveraged Commentary & Data.
4	Addressable market included all M&A deals less than $5.0 billion in size and all deals with an undisclosed deal value.

Summary for Jefferies Financial Group Inc. and Subsidiaries (In thousands, except per share amounts) (Unaudited)

	Three Months Ended February 28, 2019	Three Months Ended March 31, 2018

Net revenues	$828,443	$895,435

Income from continuing operations before income taxes and income related to
associated companies	$22,004	$5,663
Income related to associated companies	27,313	32,100
Income from continuing operations before income taxes	49,317	37,763
Income tax provision (benefit)	2,302	(48,429)
Income from continuing operations	47,015	86,192
Income from discontinued operations, net of income tax provision of $0 and $15,934	—	52,957
Net income	47,015	139,149
Net (income) loss attributable to the noncontrolling interests	(1,066)	1,344
Net (income) loss attributable to the redeemable noncontrolling interests	138	(14,796)
Preferred stock dividends	(1,276)	(1,172)
Net income attributable to Jefferies Financial Group Inc. common shareholders	$44,811	$124,525

Basic earnings per common share attributable to Jefferies Financial Group Inc.
common shareholders:
Income from continuing operations	$0.14	$0.23
Income from discontinued operations	—	0.11
Net income	$0.14	$0.34

Number of shares in calculation	315,175	366,427

Diluted earnings per common share attributable to Jefferies Financial Group Inc.
common shareholders:
Income from continuing operations	$0.14	$0.23
Income from discontinued operations	—	0.11
Net income	$0.14	$0.34

Number of shares in calculation	318,752	373,461

A summary of results for the three months ended February 28, 2019 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$685,718	$136,338	$4,193	$—	$2,194	$828,443

Expenses:
Compensation and benefits	371,685	20,386	17,521	—	—	409,592
Cost of sales	—	66,921	—	—	—	66,921
Floor brokerage and clearing fees	51,977	—	—	—	(109)	51,868
Interest expense	—	8,256	—	14,762	—	23,018
Depreciation and amortization	17,662	15,417	855	—	—	33,934
Selling, general and other expenses	181,809	32,566	7,160	—	(429)	221,106
Total expenses	623,133	143,546	25,536	14,762	(538)	806,439
Income (loss) from continuing
operations before income taxes and
income related to associated companies	62,585	(7,208)	(21,343)	(14,762)	2,732	22,004
Income related to associated companies	—	27,313	—	—	—	27,313
Income (loss) from continuing
operations before income taxes	$62,585	$20,105	$(21,343)	$(14,762)	$2,732	49,317
Income tax provision from continuing operations						2,302
Net income						$47,015

A summary of results for the three months ended March 31, 2018 is as follows (in thousands):

	Jefferies Group	Merchant Banking	Corporate	Parent Company Interest	Consolidation Adjustments	Total
Net revenues	$821,246	$73,901	$3,067	$—	$(2,779)	$895,435

Expenses:
Compensation and benefits	455,633	19,942	14,957	—	(873)	489,659
Cost of sales	—	81,935	—	—	—	81,935
Floor brokerage and clearing fees	43,819	—	—	—	(1,643)	42,176
Interest expense	—	6,752	—	14,746	—	21,498
Depreciation and amortization	16,366	10,924	870	—	—	28,160
Selling, general and other expenses	182,690	35,705	8,765	—	(816)	226,344
Total expenses	698,508	155,258	24,592	14,746	(3,332)	889,772
Income (loss) from continuing
operations before income taxes and
income related to associated companies	122,738	(81,357)	(21,525)	(14,746)	553	5,663
Income related to associated companies	—	32,100	—	—	—	32,100
Income (loss) from continuing
operations before income taxes	$122,738	$(49,257)	$(21,525)	$(14,746)	$553	37,763
Income tax benefit from continuing operations						(48,429)
Income from discontinued operations,
net of income tax provision						52,957
Net income						$139,149

The following financial tables provide information for the results of Jefferies Group LLC and should be read in conjunction with Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018. Amounts herein pertaining to February 28, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 28, 2019.

Jefferies Group LLC and Subsidiaries
Consolidated Statements of Earnings
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	February 28, 2019	November 30, 2018	February 28, 2018
Revenues:
Commissions and other fees	$147,326	$173,645	$147,902
Principal transactions	234,298	25,713	217,473
Investment banking	285,596	504,589	439,991
Asset management fees	6,669	5,084	4,930
Interest	360,975	336,605	257,816
Other	20,008	52,307	18,483
Total revenues	1,054,872	1,097,943	1,086,595
Interest expense	369,154	335,985	265,349
Net revenues	685,718	761,958	821,246

Non-interest expenses:
Compensation and benefits	371,685	408,504	455,633

Non-compensation expenses:
Floor brokerage and clearing fees	51,977	53,260	43,819
Technology and communications	79,170	83,320	69,077
Occupancy and equipment rental	28,539	25,809	24,591
Business development	30,555	39,523	42,107
Professional services	36,927	38,170	30,408
Underwriting costs	8,575	16,485	14,275
Other	15,705	18,924	18,598
Total non-compensation expenses	251,448	275,491	242,875
Total non-interest expenses	623,133	683,995	698,508
Earnings before income taxes	62,585	77,963	122,738
Income tax expense	16,220	16,313	183,557
Net earnings (loss)	46,365	61,650	(60,819)
Net earnings (loss) attributable to noncontrolling interests	384	257	(1)
Net earnings (loss) attributable to Jefferies Group LLC	$45,981	$61,393	$(60,818)

Pre-tax operating margin	9.1%	10.2%	14.9%
Effective tax rate (1)	25.9%	20.9%	149.6%

(1)	The effective tax rate for the three months ended February 28, 2018 includes an estimated provisional tax charge of approximately $164 million as a result of the Tax Cuts and Jobs Act ("Tax Act").

Jefferies Group LLC and Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	February 28, 2019	November 30, 2018	February 28, 2018
Net Revenues by Source:
Equities	$174,539	$164,086	$155,777
Fixed income	196,759	86,826	213,053
Total sales and trading	371,298	250,912	368,830

Equity	51,337	127,942	79,840
Debt	53,777	152,335	168,994
Capital markets	105,114	280,277	248,834
Advisory	180,482	224,312	191,157
Other investment banking	(7,642)	17,523	(6,218)
Total investment banking	277,954	522,112	433,773

Other	8,995	22,448	8,097

Total Capital Markets (1) (2)	658,247	795,472	810,700

Asset management fees	6,669	5,084	4,930
Investment return (3) (4)	32,412	(23,783)	12,379
Allocated net interest (3) (5)	(11,610)	(14,815)	(6,763)
Total Asset Management	27,471	(33,514)	10,546

Net Revenues	$685,718	$761,958	$821,246

Other Data:
Number of trading days	59	63	60
Number of trading loss days	9	18	7

Average firmwide VaR (in millions) (6) (7)	$9.06	$9.59	$6.30

(1)	Includes net interest revenue of $4.6 million, $19.7 million and $0.7 million for the quarters ended February 28, 2019, November 30, 2018 and February 28, 2018, respectively.
(2)	Allocated net interest is not separately disaggregated in presenting our Capital Markets reportable segment within our Net Revenues by Source. This presentation is aligned to our Capital Markets internal performance measurement.
(3)	Beginning with the first quarter of 2019, Net revenues attributed to the Investment return in Jefferies Group LLC's Asset Management reportable segment have been disaggregated to separately present Investment return and Allocated net interest (see footnote 4). This disaggregation is intended to increase transparency and to make clearer actual Investment return. We offer third-party investors the opportunity to co-invest in our asset management funds and separately managed accounts alongside Jefferies Group LLC. We believe that aggregating Investment return and Allocated net interest would obscure the Investment return by including an amount that is unique to Jefferies Group LLC's credit spreads, debt maturity profile, capital structure, liquidity risks and allocation methods, none of which are pertinent to the Investment returns generated by the performance of the portfolio.
(4)	Includes net interest expense of $1.2 million, $4.2 million and $1.5 million for the quarters ended February 28, 2019, November 30, 2018 and February 28, 2018, respectively.
(5)	Allocated net interest represents the allocation of Jefferies Group LLC's long-term debt interest expense to Jefferies Group LLC's Asset Management reportable segment, net of interest income on Jefferies Group LLC's Cash and cash equivalents and other sources of liquidity (refer to page 8).
(6)	The quarter ended November 30, 2018 information includes two months of Jefferies Group LLC's investments in certain separately managed accounts and funds, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc. The quarter ended February 28, 2019 information includes three months of these investments.
(7)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Group LLC and Subsidiaries
Financial Highlights
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	February 28, 2019	November 30, 2018	February 28, 2018
Financial position:
Total assets (1)	$43,134	$41,169	$41,163
Average total assets for the period (1)	$52,934	$49,427	$49,105
Average total assets less goodwill and intangible assets for the period (1)	$51,109	$47,653	$47,261

Cash and cash equivalents (1)	$4,132	$5,146	$5,017
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,691	$6,604	$6,335
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	13.2%	16.0%	15.4%
Cash and cash equivalents and other sources of liquidity - % total assets less
goodwill and intangible assets (1) (2)	13.8%	16.8%	16.1%

Financial instruments owned (1)	$16,900	$16,400	$15,318
Goodwill and intangible assets (1)	$1,826	$1,825	$1,842

Total equity (including noncontrolling interests) (1)	$6,157	$6,182	$5,499
Total Jefferies Group LLC member's equity (1)	$6,151	$6,180	$5,498
Tangible Jefferies Group LLC member's equity (1) (3)	$4,326	$4,356	$3,656

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4) (5)	$395	$337	$323
Level 3 financial instruments owned - % total assets (1) (4)	0.9%	0.8%	0.8%
Level 3 financial instruments owned - % total financial instruments (1) (4)	2.3%	2.1%	2.1%
Level 3 financial instruments owned - % tangible Jefferies Group LLC
member's equity (1) (4)	9.1%	7.7%	8.8%

Other data and financial ratios:
Total long-term capital (1) (6)	$11,899	$11,840	$11,991
Leverage ratio (1) (7)	7.0	6.7	7.5
Tangible gross leverage ratio (1) (8)	9.5	9.0	10.8

Number of trading days	59	63	60
Number of trading loss days	9	18	7
Average firmwide VaR (5) (9)	$9.06	$9.59	$6.30

Number of employees, at period end	3,613	3,596	3,438

Jefferies Group LLC and Subsidiaries
Financial Highlights - Footnotes

(1)	Amounts pertaining to February 28, 2019 represent a preliminary estimate as of the date of this earnings release and may be revised in Jefferies Group LLC's Quarterly Report on Form 10-Q for the quarter ended February 28, 2019.

(2)	At February 28, 2019, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,194 million, in aggregate, and $365 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from Jefferies Group LLC's financial instruments that are currently not pledged after considering reasonable financing haircuts. The corresponding amounts included in other sources of liquidity at November 30, 2018 were $959 million and $499 million, respectively, and at February 28, 2018, were $930 million and $388 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	The quarter ended November 30, 2018 information includes two months of Jefferies Group LLC's capital investments in certain separately managed accounts and funds, which were transferred to Jefferies Group LLC on October 1, 2018 from Jefferies Financial Group Inc. The quarter ended February 28, 2019 information includes three months of these capital investments.

(6)	At February 28, 2019, November 30, 2018 and February 28, 2018, total long-term capital includes Jefferies Group LLC's long-term debt of $5,742 million, $5,657 million and $6,492 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, as applicable.

(7)	Leverage ratio equals total assets divided by total equity.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing Jefferies Group LLC's leverage ratio.

(9)	VaR estimates the potential loss in value of Jefferies Group LLC's trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in Jefferies Group LLC's Annual Report on Form 10-K for the year ended November 30, 2018.

Jefferies Financial Group Inc.
Non-GAAP Reconciliations

The following table reconciles Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

Vitesse Adjusted Pre-Tax Income GAAP Reconciliation

Reconciliation of Vitesse pre-tax loss to adjusted pre-tax income (a non-GAAP measure) (in thousands):

Three months ended February 28, 2019

Vitesse pre-tax loss (GAAP)	$(15,846)
Unrealized hedging loss	25,406
Vitesse adjusted pre-tax income (non-GAAP)	$9,560

CONTACT:
Teresa S. Gendron
Chief Financial Officer
Jefferies Financial Group Inc.
Tel. (212) 460-1932

Peregrine C. Broadbent
Chief Financial Officer
Jefferies Group LLC
Tel. (212) 284-2338